UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 16, 2010

Kensey Nash Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34388	36-3316412
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

735 Pennsylvania Drive, Exton, Pennsylvania 19341

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (484) 713-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At a meeting of the Board of Directors (the “Board”) of Kensey Nash Corporation (“the Company”) on March 16, 2010, and upon the recommendation of the Corporate Governance and Nominating Committee, the Board elected Donald Morel, Jr., Ph.D. to serve as a member of the Company’s Board of Directors (the “Board”), with a term expiring at the 2012 annual meeting of stockholders, and appointed Dr. Morel as a member of each of the Audit Committee and the Compensation Committee of the Board. Dr. Morel replaces Walter R. Maupay, Jr. as a member of the Audit Committee. Mr. Maupay will continue to serve as the Company’s Chairman of the Board and as a member of the Corporate Governance and Nominating Committee. Dr. Morel, age 52, has served as Chief Executive Officer of West Pharmaceutical Services, Inc. (“West”) since April 2002 and Chairman of West’s Board of Directors since March 2003. He joined West in 1992 as Director of Research and Development and was promoted to Vice President R&D in 1993. In this role, Dr. Morel spearheaded West’s efforts to develop novel and proprietary drug delivery technologies. From 1998 to 2001, he served as President of several of West’s divisions, and in April 2001, Dr. Morel became President and Chief Operating Officer. Prior to joining West, Dr. Morel developed and managed a broad range of programs involving advanced materials for aerospace, biomedical and pharmaceutical applications for several companies. Dr. Morel holds a Bachelor of Science degree in Engineering from Lafayette College, a Master of Science in Materials Science and a Ph.D. in Materials Science and Veterinary Medicine from Cornell University. He has received several awards and honors, including being named a fellow of the American Institute for Medical & Biologic Engineering. Dr. Morel also serves as a Director and Trustee of a number of non-profit organizations, including the Fox Chase Cancer Center.

A copy of the press release issued by the Company on March 22, 2010 announcing the addition of Donald Morel, Jr., Ph.D. to Kensey Nash Corporation’s Board of Directors is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release issued by the Company on March 22, 2010 announcing the addition of Donald Morel, Jr., Ph.D. to Kensey Nash Corporation’s Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENSEY NASH CORPORATION

By:	/s/ MICHAEL CELANO
Michael Celano
Chief Financial Officer

Dated: March 22, 2010

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